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                       ERP OPERATING LIMITED PARTNERSHIP

     Consolidated and Combined Historical, Including Predecessor Business Earnings to Combined Fixed Charges and Preferred Distributions Ratio

                                                                                          Historical
                                                               --------------------------------------------------------------------
                                                               03/31/97  03/31/96  12/31/96  12/31/95  12/31/94  12/31/93  12/31/92
                                                               --------  --------  --------  --------  --------  --------  --------
                                                                                   (Amounts in thousands)
REVENUES
 Rental income                                                 $134,235  $101,443  $454,412  $373,919  $220,727  $104,388  $86,597
 Fee income - outside managed                                     1,578     1,545     6,749     7,030     4,739     4,651    4,215
 Interest income - investment in mortgage notes                   3,683     2,710    12,819     4,862       -         -        -
 Interest and other income                                        1,891       623     4,405     4,573     5,568     3,031    2,161
                                                               --------  --------  --------  --------  --------  --------  -------

  Total revenues                                                141,387   106,321   478,385   390,384   231,034   112,070   92,973
                                                               --------  --------  --------  --------  --------  --------  -------

EXPENSES
 Property and maintenance                                        32,334    28,530   127,172   112,186    66,534    35,324   30,680
 Real estate taxes and insurance                                 13,911    10,279    44,128    37,002    23,028    11,403   10,274
 Property management                                              5,671     4,435    17,512    15,213    10,249     3,491    2,912
 Property management - non-recurring                                -         -         -         -         879       -        -
 Fee and asset management                                           967     1,106     3,837     3,887     2,056     2,524    2,403
 Depreciation                                                    28,877    20,616    93,253    72,410    37,273    15,384   13,442
 Interest:
   Expense incurred                                              23,293    18,241    81,351    78,375    37,044    26,042   31,926
   Amortization of deferred financing costs                         603       944     4,242     3,444     1,930     3,322    2,702
 Refinancing costs                                                  -         -         -         -         -       3,284      -
 General and administrative                                       2,975     2,215     9,857     8,129     6,053     3,159    1,915
                                                               --------  --------  --------  --------  --------  --------  -------
  Total expenses                                                108,631    86,366   381,352   330,646   185,046   103,933   96,254
                                                               --------  --------  --------  --------  --------  --------  -------

Income (loss) before extraordinary items                         32,756    19,955    97,033    59,738    45,988     8,137   (3,281)
                                                               ========  ========  ========  ========  ========  ========  =======

Combined Fixed Charges and Preferred Distributions:
 Interest and other financing costs                              23,293    18,241    81,351    78,375    37,044    26,042   31,926
 Refinancing costs                                                  -         -         -         -         -       3,284      -
 Amortization of deferred financing costs                           603       944     4,242     3,444     1,930     3,322    2,702
 Preferred distributions                                          9,061     6,437    29,015    10,109       -         -        -
                                                               --------  --------  --------  --------  --------  --------  -------

Total Combined Fixed Charges
 and Preferred Distributions                                     32,957    25,622   114,608    91,928    38,974    32,648   34,628
                                                               ========  ========  ========  ========  ========  ========  =======

Earnings before combined fixed charges
 and preferred distributions                                     56,652    39,140   182,626   141,557    84,962    40,785   31,347
                                                               ========  ========  ========  ========  ========  ========  =======

Funds from operations before combined fixed
 charges and preferred distributions                             85,529    59,756   275,879   213,967   122,235    56,169   44,789
                                                               ========  ========  ========  ========  ========  ========  =======

Ratio of earnings before combined fixed charges
 and preferred distributions to combined fixed charges
 and preferred distributions                                       1.72      1.53      1.59      1.54      2.18      1.25     0.91
                                                               ========  ========  ========  ========  ========  ========  =======

Ratio of funds from operations before combined fixed
 charges and preferred distributions to combined fixed
 charges and preferred distributions                               2.60      2.33      2.41      2.33      3.14      1.72     1.29
                                                               ========  ========  ========  ========  ========  ========  =======

Earnings deficiency to cover fixed charges                        N/A       N/A       N/A       N/A       N/A       N/A     (3,281)
                                                               ========  ========  ========  ========  ========  ========  =======
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